                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                             SHARES OF COMMON STOCK
                                       OF

                              C-ATS SOFTWARE INC.

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.001 per share (the "Shares"), of C-ATS Software Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                The Depositary:
                                BANKBOSTON, N.A.

       By First Class Mail:                     By Hand:              By Overnight Courier or Certified
         BankBoston, N.A.                Securities Transfer &                      Mail:
  Attn: Corporate Reorganization        Reporting Services, Inc.               BankBoston, N.A.
          P.O. Box 8029                     c/o EquiServe LP            Attn. Corporate Reorganization
      Boston, MA 02266-8029               100 Williams Street                 150 Royall Street
                                                Galleria                       Canton, MA 02021
                                           New York, NY 10038

                                       By Facsimile Transmission:
                                    (for Eligible Institutions Only)
                                          (781) 575-2233/2232
                                         Confirm by Telephone:
                                             (781) 575-3120

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Moxie Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Kirsty, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Misys plc, a public limited company organized under the laws of England, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated December 18, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares:                                      Name(s) of Record Holder(s):
------------------------------------------------       ------------------------------------------------
------------------------------------------------       ------------------------------------------------
                                                       (PLEASE PRINT)
Certificate Nos. (if available):                       Address(es):
------------------------------------------------       ---------------------------------------------
(Check box if Shares will be                           ------------------------------------------------
tendered by book-entry transfer)                       ZIP CODE
[ ]  BankBoston, N.A.                                  Daytime Area Code and Tel. No.:
Account Number:                                        -----------------------
----------------------------------------               Signature(s):
                                                       ---------------------------------------------
                                                       ------------------------------------------------
                                                       Dated:
                                                       ------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

------------------------------------------------------------
                                  NAME OF FIRM

------------------------------------------------------------
                                    ADDRESS

------------------------------------------------------------
                                    ZIP CODE

Area Code and Tel. No.:
--------------------------------

------------------------------------------------------------
                              AUTHORIZED SIGNATURE

------------------------------------------------------------
                                      NAME

------------------------------------------------------------
                                  PLEASE PRINT

Title:
------------------------------------------------------

Dated:
-----------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.